UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2014

EXTERRAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On February 27, 2014, we entered into an Equity Commitment Agreement (the “Equity Commitment”) with Exterran Partners, L.P., a master limited partnership in which we own an equity interest (the “Partnership”), pursuant to which we agreed to purchase up to $150.0 million aggregate amount of common units representing limited partnership interests in the Partnership (the “Common Units”) under certain circumstances in the event the Partnership is not able to complete an underwritten public offering of Common Units prior to the closing date of the Partnership’s acquisition from MidCon Compression, L.L.C. of certain natural gas compression assets. The acquisition, which is subject to certain closing conditions, is expected to close in the second quarter of 2014.

The foregoing summary is qualified in its entirety by reference to the Equity Commitment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Relationships

We hold (as of the date of this Form 8-K and without giving effect to the Common Units that may be issued pursuant to the Equity Commitment) an indirect 40% limited partner interest in the Partnership through our subsidiaries and a 2% general partner interest and incentive distribution rights in the Partnership through our indirect ownership of the Partnership’s general partner. Certain of our officers and directors also serve as officers and directors of the Partnership’s general partner.

Item 8.01              Other Events

On February 28, 2014, we announced that we had entered into the Equity Commitment. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

Statements about the consummation of any transaction and all other statements other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside our control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, statements regarding the Partnership’s acquisition, its ability to complete the acquisition and the expected timing of the closing thereof; and statements related to the Equity Commitment and the terms thereof.

While we believe that the assumptions concerning future events are reasonable, we caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of our business. Among the factors that could cause results to differ materially from those indicated by forward-looking statements are changes in the capital and financial markets that impact the effect of the contemplated transactions on the Partnership, and the failure of any party to the contemplated transactions to satisfy the conditions to the closing of the transactions.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2013, and those set forth from time to time in our filings with the Securities and Exchange Commission, which are currently available at www.exterran.com. Except as required by law, we expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Equity Commitment Agreement, dated February 27, 2014, between Exterran Holdings, Inc. and Exterran Partners, L.P.

99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated February 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.

March 5, 2014	By:	/s/ Donald C. Wayne
Donald C. Wayne
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Equity Commitment Agreement, dated February 27, 2014, between Exterran Holdings, Inc. and Exterran Partners, L.P.

99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated February 28, 2014